EXHIBIT 10.28

EXECUTION VERSION

DEBTOR-IN-POSSESSION GUARANTY AND COLLATERAL AGREEMENT

DATED AS OF
OCTOBER 6, 2009

MADE BY

AURORA OIL & GAS CORPORATION

AND

EACH OF THE OTHER OBLIGORS PARTY HERETO

IN FAVOR OF

BNP PARIBAS,

AS ADMINISTRATIVE AGENT

TABLE OF CONTENTS

- i -

ANNEXES:

I	Form of Assumption Agreement
II	Form of Supplement
EXHIBITS:

Exhibit A	Form of Acknowledgment and Consent

SCHEDULES:

1	Notice Addresses of Obligors
2	Description of Pledged Securities
3	Location of Jurisdiction of Organization and Chief Executive Office
4	Obligor Accounts

- ii -

This DEBTOR-IN-POSSESSION GUARANTY AND COLLATERAL AGREEMENT is dated as of October 6, 2009 made by Aurora Oil & Gas Corporation, a Utah corporation and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), Hudson Pipeline & Processing Co. L.L.C., a Michigan limited liability company and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Hudson”), and any other signatories hereto (Hudson and Borrower, together with any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, are referred to herein collectively as the “Obligors”), in favor of BNP Paribas, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the banks and other financial institutions (the “Lenders”) from time to time parties to the Debtor-In-Possession Credit Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Hudson, the Lenders, the Administrative Agent, BNP Paribas, as Issuing Bank, and the other Agents party thereto.

RECITALS

WHEREAS, on July 12, 2009 (the “Petition Date”), the Borrower and Hudson filed a voluntary petition with the United States Bankruptcy Court for the Western District of Michigan (the “Bankruptcy Court”) initiating cases under Chapter 11 of the Bankruptcy Code (collectively, the “Bankruptcy Cases” and, individually, a “Bankruptcy Case”).

WHEREAS, the Borrower, a debtor and debtor-in-possession, and Hudson, a debtor and debtor-in-possession, have continued in the possession of their respective assets and in the management of their respective businesses as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make available to the Borrower a debtor-in-possession revolving line of credit for loans,

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Obligors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders.

NOW, THEREFORE, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Obligor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

ARTICLE I
Definitions

Section 1.01.     Definitions.

(a)     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.

(b)     The following terms have the following meanings:

“Agreement” means this Debtor-In-Possession Guaranty and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Cases” or “Bankruptcy Case” has the meaning assigned to such term in the Recitals.

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time.

“Bankruptcy Court” has the meaning assigned to such term in the Recitals.

“Borrower Obligations” means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Borrower and the Subsidiaries (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Guaranteed Documents, including, without limitation, the unpaid principal of and interest on the Loans and the LC Exposure and all other obligations and liabilities of the Borrower and the Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure) to the Guaranteed Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Guaranteed Documents, whether on account of principal, interest, premium, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by the Borrower pursuant to the terms of any Guaranteed Documents).

“Collateral” has the meaning assigned to such term in Section 3.01.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and Claims associated therewith.

“Guarantee” has the meaning assigned to such term in Section 2.01(c).

“Guaranteed Creditors” means the collective reference to the Administrative Agent and the Lenders.

“Guaranteed Documents” means the collective reference to the Credit Agreement, the other Loan Documents and any other document made, delivered or given in connection with any of the foregoing.

“Guarantor Obligations” means with respect to any Guarantor, the collective reference to (a) the Borrower Obligations and (b) the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of such Guarantor of every kind or description, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, any Guaranteed Document to which such Guarantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Guaranteed Creditor under any Guaranteed Document).

“Guarantors” means the collective reference to each Obligor other than the Borrower.

“Issuers” means the collective reference to each issuer of a Pledged Security.

“LLC” means, with respect to each Pledgor, each limited liability company described or referred to on Schedule 2 in which such Pledgor holds a membership interest.

“LLC Agreement” means each operating agreement relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means: (a) in the case of the Borrower, the Borrower Obligations, (b) in the case of each Guarantor, its Guarantor Obligations and (c) in the case of each Pledgor, its Pledgor Obligations.

“Obligor” has the meaning assigned to such term in the Recitals.

“Obligor Accounts” means all deposit accounts, securities accounts, and commodity accounts now owned or hereafter acquired by each Obligor, including, without limitation, all of those listed on Schedule 4.

“Obligor Claims” has the meaning assigned to such term in Section 8.01.

“Partnership” means, with respect to each Pledgor, each partnership described or referred to on Schedule 2 in which such Pledgor is a limited or general partner.

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Permitted Liens” has the meaning assigned to such term in Section 4.02

“Petition Date” has the meaning assigned to such term in the Recitals.

“Pledged LLC Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor as a member of each LLC and all right, title and interest of any Pledgor in, to and under each LLC Agreement.

“Pledged Notes” means all promissory notes listed on Schedule 2, all intercompany notes at any time issued to any Guarantor and all other promissory notes issued to or held by any Guarantor (other than promissory notes issued in connection with extensions of trade credit by any Guarantor in the ordinary course of business).

“Pledged Partnership Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor as a limited or general partner in all Partnerships and all right, title and interest of any Pledgor in, to and under the Partnership Agreements.

“Pledged Securities” means: (a) the Equity Interests described or referred to on Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement in substantially the form of Annex II); (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, Claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any and (vi) all books and records relating to any of the Property referred to in this definition, and (c) the Pledged Notes.

“Pledgor” means any Obligor that now or hereafter pledges Collateral hereunder.

“Pledgor Obligations” means with respect to any Pledgor, the collective reference to (a) the Borrower Obligations and (b) the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of such Pledgor of every kind or description, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, any Guaranteed Document to which such Pledgor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Guaranteed Creditor under any Guaranteed Document).

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(64) of the Uniform Commercial Code in effect in the State of Texas on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Guaranteed Creditors’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02.     Other Definitional Provisions.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, refer to such Pledgor’s Collateral or the relevant part thereof.

Section 1.03.     Rules of Interpretation.  Section 1.04 of the Credit Agreement is hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II
Guarantee

Section 2.01.     Guarantee.

(a)     Each of the Guarantors hereby jointly and severally, unconditionally and irrevocably, guarantees to the Guaranteed Creditors and each of their respective successors, endorsees, transferees and assigns, the prompt and complete payment in cash and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.  This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.

(b)     Anything herein or in any other Guaranteed Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Guaranteed Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).

(c)     Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II (the ”Guarantee”) or affecting the rights and remedies of any Guaranteed Creditor hereunder.

(d)     Each Guarantor agrees that if the maturity of the Borrower Obligations is accelerated for any reason, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor.  The guarantee contained in this Article II shall remain in full force and effect until all the Borrower Obligations shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated, notwithstanding that from time to time during the term of the Credit Agreement, no Borrower Obligations may be outstanding.

(e)     No payment made by any Obligor, any other guarantor or any other Person or received or collected by any Guaranteed Creditor from any Obligor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated.

Section 2.02.     Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Guaranteed Creditors, and each Guarantor shall remain liable to the Guaranteed Creditors for the full amount guaranteed by such Guarantor hereunder.

Section 2.03.     No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Creditor, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Creditor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Creditors on account of the Borrower Obligations are irrevocably and indefeasibly paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been irrevocably and indefeasibly paid in full in cash, any Letters of Credit shall be outstanding or any of the Commitments are in effect, such amount shall be held by such Guarantor in trust for the Guaranteed Creditors, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with Section 10.03 of the Credit Agreement.

Section 2.04.     Amendments, Etc. with Respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor), (a) any demand for payment of any of the Borrower Obligations made by any Guaranteed Creditor may be rescinded by such Guaranteed Creditor or otherwise and any of the Borrower Obligations continued; (b) the Borrower Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Guaranteed Creditor; (c) any Guaranteed Document may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Creditors may deem advisable from time to time; (d) any collateral security, guarantee or right of offset at any time held by any Guaranteed Creditor for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Borrower’s Obligations may from time to time be obligated on the Borrower’s Obligations or any additional security or collateral for the payment and performance of the Borrower’s Obligations may from time to time secure the Borrower’s Obligations; and (f) any other event shall occur which constitutes a defense or release of sureties generally.  No Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the Guarantee or any Property subject thereto.

Section 2.05.     Waivers.  Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Guaranteed Creditor upon the Guarantee or acceptance of the Guarantee; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee and no notice of creation of the Borrower Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the Guarantee.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.

Section 2.06.     Guarantee Absolute and Unconditional.

(a)     Each Guarantor understands and agrees that the Guarantee is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following:

(i)     the invalidity or unenforceability of any Guaranteed Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Creditor;

(ii)    any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Creditor;

(iii)   the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding (other than the Bankruptcy Cases);

(iv)   any Disposition of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders of the Borrower or the Guarantor;

(v)    any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Obligor;

(vi)   the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations;

(vii)  the absence of any attempt to collect the Obligations or any part of them from any Obligor;

(viii)  (A) any Guaranteed Creditor’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111 (b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Creditor’s Claim (or Claims) for repayment of the Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien held by the Guaranteed Creditors or any of them for any reason; or (G) failure by any Guaranteed Creditor to file or enforce a Claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding; or

(ix)   any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the Guarantee, in bankruptcy or in any other instance.

(b)     When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Creditor against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.07.     Reinstatement.  The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of their respective Properties, or otherwise, all as though such payments had not been made.

Section 2.08.     Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, without set-off, deduction or counterclaim in dollars, in immediately available funds, at the offices of the Administrative Agent specified in Section 13.01 of the Credit Agreement.

ARTICLE III
Grant of Security Interest

Section 3.01.     Grant of Security Interest.  Each Pledgor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, a valid, binding, continuing and enforceable security interest in and to all of such Pledgor’s tangible and intangible pre-Petition Date and post-Petition Date Property (other than Avoidance Actions and the proceeds or property recovered in respect of such Avoidance Actions), whether now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the full, prompt and complete payment and due performance when due (whether at the stated maturity, by acceleration or otherwise) of such Pledgor’s Obligations, including, without limitation, the following:

(1)           all Pledged Securities;

(2)           all Pledged Notes;

(3)           all Obligor Accounts;

(4)           all Accounts;

(5)           all Documents;

(6)           all Instruments;

(7)           all Inventory;

(8)           all Equipment;

(9)           all Deposit Accounts;

(10)         all Investment Property;

(11)         all Fixtures;

(12)         all Chattel Paper;

(13)         all General Intangibles;

(14)         all Letter-of-Credit Rights;

(15)         all As-Extracted Collateral;

(16)         all Commercial Tort Claims;

(17)         all Software;

(18)         all moneys and property of any kind of Pledgor in the possession or in the control of the Administrative Agent or any Lender;

(19)         all books and records pertaining to the Collateral; and

(20)         to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, whether arising from Section 552(b) of the Bankruptcy Code or otherwise, and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 3.02.     Pre-Petition First Lien Administrative Agent acting as Bailee; Transfer of Pledged Securities.

(a)           In connection with the perfection or preservation of any Lien on the Collateral granted in this Agreement, and as collateral security for the Obligations, each Obligor and the Pre-Petition First Lien Administrative Agent hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other agreement, document or instrument, the Pre-Petition First Lien Administrative Agent shall act as bailee of the Administrative Agent to the extent that the Pre-Petition First Lien Administrative Agent has, or at any time hereafter may have, possession or control (or an agent or bailee of the Pre-Petition First Lien Administrative Agent currently has, or at any time hereafter may have, possession or control) of any portion of the Collateral as a result of, or in connection with, this Agreement, the Pre-Petition First Lien Credit Agreement and the other related Pre-Petition Loan Documents.

(b)           To the extent requested in writing by the Administrative Agent to the Pre-Petition First Lien Administrative Agent, all certificates or instruments representing or evidencing the Pledged Securities (including any held by the Pre-Petition First Lien Administrative Agent or any bailee thereof to secure Pre-Petition Secured Indebtedness) shall promptly be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent (and the Obligors shall cause the Pre-Petition First Lien Administrative Agent to deliver such certificates and instruments to the Administrative Agent or a Person designated by the Administrative Agent) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent.  Notwithstanding the preceding sentence, at the Administrative Agent’s discretion, all certificated Pledged Securities must be delivered or transferred in such manner as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Administrative Agent otherwise qualifies as a protected purchaser).  During the continuance of an Event of Default (but subject to the terms of the Financing Orders), the Administrative Agent shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.04.  In addition, during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

Section 3.03.     Priority.  Except to the extent provided otherwise in the Interim Order or the Final Order, as applicable, each Obligor hereby agrees that the Indebtedness shall (i) constitute super-priority allowed administrative expense claims in the Bankruptcy Case having priority pursuant to Section 364(c)(1) of the Bankruptcy Code over all administrative expense claims and unsecured claims against the Borrower and HPPC now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code and all super-priority administrative expense claims granted to any other Person, subject, as to priority, only to the Carve-Out, the establishment of which super-priority shall have been approved and authorized by the Bankruptcy Court and (ii) be secured pursuant to Sections 364(c)(2), (c)(3) and (d)(1) of the Bankruptcy Code and, to the extent provided in any of the Financing Orders, shall not be subject to any Claims against the Collateral pursuant to Section 506(c) of the Bankruptcy Code.

ARTICLE IV
Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Obligor hereby represents and warrants to the Administrative Agent and each Lender that:

Section 4.01.     Representations in Credit Agreement.  In the case of each Guarantor, the representations and warranties set forth in Article VII of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Guarantor’s knowledge.

Section 4.02.     Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Guaranteed Creditors pursuant to this Agreement, such Pledgor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens except those Liens permitted under Section 9.03 of the Credit Agreement (“Permitted Liens”), and has the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien other than Permitted Liens.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, pursuant to this Agreement or the Security Instruments, and except for filings related to the Pre-Petition Secured Indebtedness and Permitted Liens.

Section 4.03.     Perfected First Priority Liens.  The security interests granted pursuant to this Agreement, upon entry of the Interim Order, if applicable, or, if the Final Order has been entered as of the date hereof, the Final Order, (a) will constitute valid, perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, as collateral security for such Pledgor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) have the priorities set forth in Section 3.03 with respect to the Collateral in existence on the date hereof.

Section 4.04.     Obligor Information.  On the date hereof, the correct legal name of such Obligor, all names and trade names that such Obligor has used in the last five (5) years, such Obligor's jurisdiction of organization and each jurisdiction of organization of such Obligor over the last five (5) years, organizational number, taxpayer identification number, and the location(s) of such Obligor's chief executive office or sole place of business over the last five (5) years are specified on Schedule 3.

Section 4.05.     Pledged Securities.

(a)     The Pledged Securities required to be pledged hereunder and under the Credit Agreement by such Pledgor are listed on Schedule 2.  The shares of Pledged Securities pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Pledgor (or in the case of any Issuer that is a Foreign Subsidiary, 65% of all the issued and outstanding shares of all classes of the Equity Interests of such Issuer).  All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or Claims of, any other Person, except Permitted Liens and the security interest created by this Agreement, and has the power to transfer the Pledged Securities in which a Lien is granted by it hereunder, free and clear of any Lien except for Permitted Liens.

(b)     There are no restrictions on transfer (that have not been waived or otherwise consented to) in the applicable LLC Agreement governing any Pledged LLC Interest and the applicable Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest in the Pledged LLC Interests and the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests and the Pledged Partnership Interests, in each case, as contemplated by this Agreement.  Upon the exercise of remedies in respect of the Pledged LLC Interests and the Pledged Partnership Interests, a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Pledgor, such Pledgor ceases to be a member or partner, as the case may be.

Section 4.06.     Benefit to the Guarantor.  The Borrower is a member of an affiliated group of companies that includes each Guarantor and the Borrower and the other Guarantors are engaged in related businesses.  Each Guarantor is an Affiliate of the Borrower and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.

Section 4.07.     Obligor Accounts.  Obligor does not own, hold, maintain, or have any right or interest in or to any deposit accounts, securities accounts or commodity accounts other than those listed on Schedule 4 hereto.  Schedule 4 contains a true and complete list of all deposit accounts, securities accounts and commodity accounts in which each Obligor holds any right or interest including the name of the bank or institution where such Obligor Account is held, and the full and correct account number for each such Obligor Account.

Section 4.08.     Perfection.  Notwithstanding anything to the contrary contained herein or elsewhere:

(a)     the Administrative Agent's Liens on Collateral of the Obligors shall be deemed valid and perfected by entry of the Interim Order, if applicable, and the Final Order, as the case may be, which entry of the Final Order shall have occurred on or prior to the Effective Date.  Neither the Administrative Agent nor any other Secured Party shall be required to prepare, file, register or publish any financing statements, mortgages, hypothecs, account control agreements, notices of Lien or similar instruments in any jurisdiction or filing or registration office, or to take possession of any Collateral or to take any other action in order to validate, render enforceable or perfect the Liens on Collateral granted by or pursuant to this Agreement, the Interim Order, if applicable, the Final Order or any other Loan Document.  If the Administrative Agent or the Majority Lenders shall, in its or their sole discretion, from time to time elect to prepare, file, register or publish any such financing statements, mortgages, hypothecs, account control agreements, notices of Lien or similar instruments, take possession of any Collateral or take any other action to validate, render enforceable or perfect all or any portion of the Administrative Agent's Liens on Collateral, all such documents and actions shall be deemed to have been filed, registered, published or recorded or taken at the time and on the date of the Effective Date.

(b)     The Liens, lien priorities and other rights and remedies granted to the Administrative Agent and the other Secured Parties pursuant to this Agreement, the Interim Order, if applicable, the Final Order or the other Loan Documents (specifically including, but not limited to, the existence, perfection, enforceability and priority of the Liens provided for herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Obligor (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by dismissal or conversion of the Bankruptcy Cases, or by any other act or omission whatsoever.  Without limiting the generality of the foregoing, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(i)     other than as provided in the Financing Orders or the Loan Documents, the Administrative Agent's Liens on Collateral shall constitute valid, enforceable and perfected first priority Liens, and shall be prior to all other Liens, now existing or hereafter arising, in favor of any other creditor or other Person; and

(ii)    the Administrative Agent's Liens on the Collateral shall continue to be valid, enforceable and perfected without the need for the Administrative Agent or any other Secured Party to prepare, file, register or publish any financing statements, mortgages, hypothecs, account control agreements, notices of Lien or similar instruments or to otherwise perfect the Administrative Agent's Liens under applicable non-bankruptcy law.

ARTICLE V
Covenants

Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Borrower Obligations shall have been paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments shall have terminated:

Section 5.01.     Covenants in Credit Agreement.  In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

Section 5.02.     Maintenance of Perfected Security Interest; Further Documentation.  In the case of each Pledgor, such Pledgor agrees that:

(a)     it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.03 and shall defend such security interest against the Claims and demands of all Persons whomsoever.

(b)     it will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c)     at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the delivery of certificated securities and the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

Section 5.03.     Changes in Locations, Name, Etc.  Such Obligor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Obligor maintains any Collateral or is organized.  Without limitation of Section 8.01(n) of the Credit Agreement or any other covenant herein, such Obligor will not cause or permit any change in its (a) corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its Properties, (b) the location of its chief executive office or principal place of business, (c) its identity or corporate structure or the jurisdiction in which it is incorporated or formed, (d) its jurisdiction of organization or its organizational identification number in such jurisdiction of organization or (e) its federal taxpayer identification number, unless, in each case, such Obligor shall have first (i) notified the Administrative Agent of such change at least thirty (30) days prior to the effective date of such change, and (ii) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent's security interests under this Agreement.  In any notice furnished pursuant to this Section 5.03, such Obligor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent's security interest in the Collateral.  At the request of the Administrative Agent, on or prior to the occurrence of such event, the Borrower will provide to the Administrative Agent and the Lenders an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that such event will not impair the validity of the security interests hereunder, the perfection and priority thereof, the enforceability of the Loan Documents, and such other matters as may be reasonably requested by the Administrative Agent.

Section 5.04.     Pledged Securities.  In the case of each Pledgor, such Pledgor and the Pre-Petition First Lien Administrative Agent agree that notwithstanding anything to the contrary contained herein or in any other agreement, document or instrument:

(a)     if such Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing an Equity Interest dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Securities, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Guaranteed Creditors, hold the same in trust for the Guaranteed Creditors, segregated from other Property of such Pledgor, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power or other transfer instrument covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(b)     without the prior written consent of the Administrative Agent, such Pledgor will not (i) unless otherwise expressly permitted hereby or under the other Loan Documents, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise Dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and Permitted Liens or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)     in the case of each Pledgor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.04(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 6.02 and Section 6.04 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.02 or Section 6.04 with respect to the Pledged Securities issued by it.  In the case of any Issuer that is not a Pledgor hereunder, such Pledgor shall promptly cause such Issuer to execute and deliver to the Administrative Agent an Acknowledgment and Consent in substantially the form of Exhibit A.

(d)     in the case of each Pledgor that is a partner in a Partnership, such Pledgor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be.  In the case of each Pledgor that is a member of an LLC, such Pledgor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of such LLC.

(e)     such Pledgor shall not agree to any amendment of a Partnership Agreement or LLC Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Pledgor hereunder, including any amendment electing to treat the membership interest or partnership interest of such Pledgor as a security under Section 8-103 of the UCC.

(f)     such Pledgor shall furnish to the Administrative Agent such stock powers and other instruments as may be required by the Administrative Agent to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

(g)     the Pledged Securities will at all times constitute not less than 100% of the Equity Interests of the Issuer thereof owned by any Pledgor (or in the case of any Issuer owned by any Pledgor that is a Foreign Subsidiary, not less than sixty-five percent (65%) of the Equity Interests of such Issuer).  Such Pledgor will not permit any Issuer of any of the Pledged Securities to issue any new shares of any class of Equity Interests of such Issuer without the prior written consent of the Administrative Agent.

Section 5.05.     Obligor Accounts.

(a)     Each Obligor agrees that, except as permitted by an order of the Bankruptcy Court, (i) without the prior written consent of the Administrative Agent, it will not open, obtain, maintain, or allow to exist any deposit accounts, securities accounts or commodity accounts owned by such Obligor other than the Obligor Accounts listed on Schedule 4, (ii) it will obtain the prior written consent of the Administrative Agent before opening any new deposit account, securities account or commodity account, (iii) it will, upon request from the Administrative Agent, use its reasonable best efforts to execute and deliver to the Administrative Agent (and cause each bank or institution holding any Obligor Account of such Obligor to execute and deliver to Administrative Agent) an account control agreement in form and substance satisfactory to the Administrative Agent, with respect to each Obligor Account owned by such Obligor, (iv) such Obligor shall direct any Person who becomes a buyer or account debtor of such Obligor to make payments thereunder solely to an account that is an Obligor Account.

(b)     Each Obligor agrees that in the event that such Obligor receives payment from any Person in a manner that such payment is not deposited into an Obligor Account, such Obligor agrees to promptly remit such payment in full to an Obligor Account.

ARTICLE VI
Remedial Provisions

Section 6.01.     Code and Other Remedies.

(a)     Notwithstanding the provisions of Section 362 of the Bankruptcy Code, but subject to the Financing Orders, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Guaranteed Creditors, may exercise without further order of, or application to, the Bankruptcy Court, in addition to all other rights and remedies granted to them in the Financing Orders, this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise Dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Guaranteed Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Any Guaranteed Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released.  If applicable to any particular item of Collateral, each Pledgor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere.  Any such Disposition by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Pledgor hereby waives any rights it may have in respect thereof).  Upon any such Disposition, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Guaranteed Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 10.03 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Pledgor.  To the extent permitted by applicable law, each Pledgor waives all Claims, damages and demands it may acquire against the Administrative Agent or any Guaranteed Creditor arising out of the exercise by them of any rights hereunder.  If any notice of a proposed Disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such Disposition.

(b)     In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to Dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the Proceeds of the same towards payment of the Obligations.  Each and every method of Disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(c)     The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any Disposition of the Collateral.

Section 6.02.     Pledged Securities.

(a)     (i) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor (and, to the extent that the Pre-Petition First Lien Administrative Agent is acting as bailee of the Administrative Agent with respect to any applicable Pledged Securities and/or Pledged Notes, give notice to the Pre-Petition First Lien Administrative Agent) of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.02(b), and solely to the extent not prohibited by the Credit Agreement and the other Loan Documents, each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer (other than liquidating or distributing dividends), to the extent permitted in the Credit Agreement, and to exercise all voting, consent and corporate, partnership or limited liability rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Pledgor that would impair the Collateral, be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without the prior consent of the Administrative Agent and the Lenders, enable or permit any Issuer of Pledged Securities to issue any Equity Interest or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interest of any Issuer of Pledged Securities other than as permitted by the Credit Agreement.  Each Pledgor and the Pre-Petition First Lien Administrative Agent agree that, to the extent that any such cash dividends paid in respect of the Pledged Securities and all such payments made in respect of the Pledged Notes shall be received by the Pre-Petition First Lien Administrative Agent, such Pre-Petition First Lien Administrative Agent shall, until such dividends or payments are paid to the Administrative Agent, hold such dividends or payments in trust for the Administrative Agent, segregated from other funds of such Pre-Petition First Lien Administrative Agent, as additional security for the Obligations.  Furthermore, the Pre-Petition First Lien Administrative Agent agrees not to exercise any voting, consent and corporate, partnership or limited liability rights with respect to the Pledged Securities in any manner other than as specifically provided by the Administrative Agent in writing.

(ii)     Each Pledgor and the Pre-Petition First Lien Administrative Agent agree that, to the extent that any sums paid upon or in respect of any Pledged Securities upon the liquidation or dissolution of any Issuer of any Pledged Securities, any distribution of capital made on or in respect of any Pledged Securities or any Property distributed upon or with respect to any Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer of Pledged Securities or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sum of money or Property so paid or distributed in respect of any Pledged Securities shall be received by such Pledgor or the Pre-Petition First Lien Administrative Agent, as the case may be, such Pledgor or the Pre-Petition First Lien Administrative Agent, as the case may be, shall, until such money or Property is paid or delivered to the Administrative Agent, hold such money or Property in trust for the Administrative Agent, segregated from other funds of such Pledgor or the Pre-Petition First Lien Administrative Agent, as the case may be, as additional security for the Obligations.

(b)     Upon the occurrence and during the continuance of an Event of Default, but subject to the terms of the Financing Orders and the applicable provisions of the Bankruptcy Code, upon notice by the Administrative Agent of its intent to exercise such rights to the relevant Pledgor or Pledgors and, if applicable, the Pre-Petition First Lien Administrative Agent, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Borrower Obligations in accordance with Section 10.03 of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and (iii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate, partnership or limited liability and other rights pertaining to such Pledged Securities at any meeting of shareholders, partners or members (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Pledgor, the Administrative Agent or the Pre-Petition First Lien Administrative Agent, in its capacity as bailee of the Administrative Agent, of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, but subject to the terms of the Financing Orders), all without liability except to account for Property actually received by it, but the Administrative Agent shall have no duty to any Pledgor or to the Pre-Petition First Lien Administrative Agent to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)     In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Pledgor hereby grants to the Administrative Agent or, to the extent applicable, the Pre-Petition First Lien Administrative Agent, in its capacity as bailee of the Administrative Agent, an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Securities or any officer or agent thereof) upon the occurrence and during the continuance of an Event of Default (but subject to the terms of the Financing Orders) and which proxy shall only terminate upon the payment in full in cash of the Obligations.

(d)     Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement and the Financing Orders, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.  The Pre-Petition First Lien Administrative Agent hereby agrees with the terms of this Section 6.02(d).

(e)     Upon the occurrence and during the continuance of an Event of Default,  if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority (other than the Borrower and HPPC with respect to their respective Bankruptcy Case), then all rights of the Pledgor in respect thereof to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.  The Pre-Petition First Lien Administrative Agent hereby agrees with the terms of this Section 6.02(e).

Section 6.03.     [Reserved].

Section 6.04.     Private Sales of Pledged Securities.

(a)     Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)     Each Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such Disposition of all or any portion of the Pledged Securities pursuant to this Section 6.04 valid and binding and in compliance with any and all other applicable Governmental Requirements.  Each Pledgor further agrees that a breach of any of the covenants contained in this Section 6.04 will cause irreparable injury to the Guaranteed Creditors, that the Guaranteed Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.04 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 6.05.     Obligors to Hold in Trust; Collections, etc.  Upon the occurrence and continuation of an Event of Default, the Administrative Agent may, in its sole discretion, in its name (on behalf of the Guaranteed Creditors) or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or Property at any time payable or receivable on account of or in exchange for, or make any commercially reasonable compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, or the Administrative Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Obligor.  The Administrative Agent shall not be required to take any steps to preserve any rights against prior parties to the Collateral.  If any Obligor fails to make any payment or take any action required hereunder, the Administrative Agent may make such payments and take all such actions as the Administrative Agent reasonably deems necessary to protect the Administrative Agent’s (on behalf of the Guaranteed Creditors) security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the Liens of the Administrative Agent (on behalf of the Guaranteed Creditors) in the Collateral (other than Permitted Liens) and any Liens not expressly permitted under the Loan Documents.

Section 6.06.     Waiver; Deficiency.  Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under the UCC.  Each Pledgor shall remain liable for any deficiency if the Proceeds of any Disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Guaranteed Creditor to collect such deficiency.

Section 6.07.     Non-Judicial Enforcement.  The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Pledgor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VII
The Administrative Agent

Section 7.01.     Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)     Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, but subject to the terms of the Financing Orders and the applicable provisions of the Bankruptcy Code, to do any or all of the following:

(i)     unless being disputed under Section 8.04 of the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;

(ii)     execute, in connection with any Disposition provided for in Section 6.01 or Section 6.04, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)     (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, Claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge, Dispose of and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Guaranteed Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing and is in accordance with the terms of the Financing Orders and the applicable provisions of the Bankruptcy Code.

(b)     If any Obligor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)     The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the post-default rate specified in Section 3.02(c) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Obligor, shall be payable by such Obligor to the Administrative Agent on demand.

(d)     Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.02.     Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Administrative Agent, any Guaranteed Creditor nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise Dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Guaranteed Creditors hereunder are solely to protect the Administrative Agent’s and the Guaranteed Creditors’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Guaranteed Creditor to exercise any such powers.  The Administrative Agent and the Guaranteed Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Obligor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Pledgor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  Each Obligor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any Guaranteed Creditor to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any Guaranteed Creditor now has or may hereafter have against each Obligor, any Obligor or other Person.

Section 7.03.     Filing of Financing Statements.  Pursuant to the UCC and any other applicable law, each Pledgor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 7.04.     Authority of Administrative Agent.  Each Obligor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Guaranteed Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Obligors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VIII
Subordination of Indebtedness

Section 8.01.     Subordination of All Obligor Claims.  As used herein, the term “Obligor Claims” shall mean all debts and obligations of the Borrower or any other Obligor to any other Obligor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by.  Each Obligor hereby subordinates and makes junior to the Obligations any and all Obligor Claims owed by the Borrower or any other Obligor to such Obligor.  After and during the continuation of an Event of Default, no Obligor shall receive or collect, directly or indirectly, from any Obligor in respect thereof any amount upon the Obligor Claims.

Section 8.02.     [Reserved].

Section 8.03.     Payments Held in Trust.  In the event that notwithstanding Section 8.01, any Obligor should receive any funds, payments, Claims or distributions which are prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the Guaranteed Creditors an amount equal to the amount of all funds, payments, Claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, Claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Guaranteed Creditors; and each Obligor covenants promptly to pay the same to the Administrative Agent.

Section 8.04.     Liens Subordinate.  Each Obligor agrees that, until the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding and the termination of all of the Commitments, any Liens securing payment of the Obligor Claims (other than the Obligations) shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Obligor, the Administrative Agent or any Guaranteed Creditor presently exist or are hereafter created or attach.

Section 8.05.     Notation of Records.  Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Obligor Claims accepted by or held by any Obligor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE IX
Miscellaneous

Section 9.01.     Waiver.  No failure on the part of the Administrative Agent or any Guaranteed Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

Section 9.02.     Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.01 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 9.03.     Payment of Expenses, Indemnities, Etc.

(a)     Each Guarantor agrees to pay or reimburse each Guaranteed Creditor and the Administrative Agent for all expenses incurred by such Person, including the fees, charges and disbursements of any in-house and outside-retained counsel for the Administrative Agent or any Guaranteed Creditor, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including, without limitation, all costs and expenses incurred in collecting against such Guarantor under the Guarantee or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party.

(b)     Each Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)     Each Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.03 of the Credit Agreement.

Section 9.04.      Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.02 of the Credit Agreement (and, with respect to any waiver, amendment, supplement or other modification of the rights or obligations of the Pre-Petition Administrative Agent hereunder, the prior written approval from the Pre-Petition Administrative Agent to such waiver, amendment, supplement or other modification shall be required).

Section 9.05.     Successors and Assigns.  The provisions of this Agreement shall be binding upon the Obligors and their successors and assigns and shall inure to the benefit of the Administrative Agent and the Guaranteed Creditors and their respective successors and assigns; provided, that except as set forth in Section 9.12 of the Credit Agreement, no Obligor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders, and any such purported assignment, transfer or delegation shall be null and void.

Section 9.06.     Survival; Revival; Reinstatement.

(a)     All covenants, agreements, representations and warranties made by any Obligor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent, the other Agents, the Issuing Bank and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the other Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Aggregate Commitments have not expired or terminated.  The provisions of Section 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Aggregate Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)     To the extent that any payments on the Guarantor Obligations or Proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Guarantor Obligations so satisfied shall be revived and continue as if such payment or Proceeds had not been received and the Administrative Agent’s and the Guaranteed Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Obligors shall take such action as may be reasonably requested by the Administrative Agent and the Guaranteed Creditors to effect such reinstatement.

Section 9.07.     Counterparts; Integration; Effectiveness.

(a)     This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)     This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  This Agreement and the other Loan Documents (other than the Letters of Credit and the Letter of Credit Agreements) represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

(c)     This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by email shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08.     Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09.     Set-Off.  If an Event of Default shall have occurred and be continuing, each Guaranteed Creditor and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law (but subject to the terms of the Financing Orders and the applicable provisions of the Bankruptcy Code), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind) at any time owing by such Guaranteed Creditor or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of the Obligor owed to such Guaranteed Creditor now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Guaranteed Creditor shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Guaranteed Creditor under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Guaranteed Creditor or its Affiliates may have.

Section 9.10.     Governing Law; Submission to Jurisdiction.

(a)     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(b)     EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)     EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 13.01 OF THE CREDIT AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 13.01 OF THE CREDIT AGREEMENT) OR SCHEDULE 1 HERETO, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

EACH PARTY HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (4) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.10.

Section 9.11.     Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12.     Acknowledgments.  Each Obligor hereby acknowledges that:

(a)     it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)     neither the Administrative Agent, any Guaranteed Creditor nor the Pre-Petition First Lien Administrative Agent, in its capacity as bailee for the Administrative Agent, has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Obligors, on the one hand, and the Administrative Agent and Guaranteed Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)     no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Creditors or among the Obligors and the Guaranteed Creditors.

(d)     Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 9.13.     Additional Obligors and Pledgors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 8.15 of the Credit Agreement shall become an Obligor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto and shall thereafter have the same rights, benefits and obligations as an Obligor party hereto on the date hereof.  Each Obligor that is required to pledge Equity Interests of its Subsidiaries shall execute and deliver a Supplement in the form of Annex II hereto, if such Equity Interests were not previously pledged.

Section 9.14.     Releases.

(a)     Release Upon Payment in Full.  The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (i) retransferred and delivered all Collateral in its possession to the Pledgors (or to the Pre-Petition First Lien Administrative Agent or any other agent for lenders holding a security interest in such Collateral at such time), and (ii) executed a written release or termination statement and reassigned to the Pledgors without recourse or warranty any remaining Collateral and all rights conveyed hereby.  Upon the complete payment of the Borrower Obligations, the termination of all Commitments, and the compliance by the Obligors with all covenants and agreements hereof, the Administrative Agent, at the written request and expense of the Borrower, and in accordance with the terms of the Financing Orders, will promptly release, reassign and transfer the Collateral to the Pledgors (or to the Pre-Petition First Lien Administrative Agent or any other agent for lenders holding a security interest in such Collateral at such time) and declare this Agreement to be of no further force or effect.

(b)     Partial Releases.  If any of the Collateral shall be sold, transferred or otherwise Disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Pledgor, and in accordance with the terms of the Financing Orders, shall promptly execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the Equity Interests of the Issuer thereof.  At the request and sole expense of the Borrower, and in accordance with the terms of the Financing Orders, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be Disposed of in a transaction permitted by the Credit Agreement; provided, that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Borrower for release identifying the relevant Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)     Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the Guaranteed Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the Guaranteed Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 9.14(a).

Section 9.15.     Acceptance.  Each Obligor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the Guaranteed Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

 [Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Debtor-In-Possession Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	AURORA OIL & GAS CORPORATION, a Debtor and Debtor-In-Possession, as Borrower

	By:	/s/ Sanford Edlein
	Name:	Sanford Edlein
	Title:	Chief Restructuring Officer

GUARANTORS:	HUDSON PIPELINE & PROCESSING CO., LLC,
a Debtor and Debtor-In-Possession,
as a Guarantor

	By:	Aurora Oil & Gas Corporation,
as a Debtor and Debtor-In-Possession,
as its sole manager

	By:	/s/ Sanford Edlein
	Name:	Sanford Edlein
	Title:	Chief Restructuring Officer

Signature Page –Debtor-In-Possession Guaranty and Collateral Agreement

ADMINISTRATIVE AGENT:	BNP PARIBAS, as Administrative Agent

	By:	/s/ Amy Kirschner
	Name:	Amy Kirschner
	Title:	Managing Director

	By:	/s/ Claudia DeSimio
	Name:	Claudia DeSimio
	Title:	Vice President

Solely for purposes of Sections 3.02, 5.04, 6.02, 9.04 and 9.12(b) of this Debtor-In-Possession Guaranty and Collateral Agreement:

PRE-PETITION FIRST LIEN ADMINISTRATIVE AGENT:	BNP PARIBAS, as Pre-Petition First Lien Administrative Agent

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

	By:	/s/ Claudia DeSimio
	Name:	Claudia DeSimio
	Title:	Vice President

Signature Page –Debtor-In-Possession Guaranty and Collateral Agreement

Annex I

Assumption Agreement

ASSUMPTION AGREEMENT, dated as of [______], 20[__], made by [_______________] (the “Additional Obligor”), in favor of BNP Paribas, as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

WITNESSETH:

WHEREAS, Aurora Oil & Gas Corporation, a Utah corporation (the “Borrower”), Hudson Pipeline & Processing Co., LLC, BNP Paribas, as the Administrative Agent and the Lenders have entered into that certain Debtor-In-Possession Credit Agreement, dated as of October 6, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Obligor) have entered into the Debtor-In-Possession Guaranty and Collateral Agreement, dated as of October 6, 2009 (as amended, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;

WHEREAS, the Credit Agreement requires the Additional Obligor to become a party to the Guaranty and Collateral Agreement; and

WHEREAS, the Additional Obligor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.     Guaranty and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in Section 9.13 of the Guaranty and Collateral Agreement, hereby becomes a party to the Guaranty and Collateral Agreement as an Obligor thereunder with the same force and effect as if originally named therein as an Obligor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Obligor thereunder and expressly grants to the Administrative Agent, for the benefit of the Guaranteed Creditors, a security interest in all Collateral owned by such Additional Obligor to secure all of such Additional Obligor’s obligations and liabilities thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 4 to the Guaranty and Collateral Agreement.  The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.     Governing Law.  This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

Annex I - 1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL OBLIGOR]

By:
Name:
Title:

Annex I - 2

Annex II

Supplement

SUPPLEMENT, dated as of [______] 20[__], made by , a [____________________] (the “Additional Pledgor”), in favor of BNP Paribas, as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

WITNESSETH:

WHEREAS, Aurora Oil & Gas Corporation, a Utah Corporation (the “Borrower”), Hudson Pipeline & Processing Co., LLC, BNP Paribas, as the Administrative Agent and the Lenders have entered into that certain Debtor-In-Possession Credit Agreement, dated as of October 6, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Pledgor) have entered into the Debtor-In-Possession Guaranty and Collateral Agreement, dated as of October 6, 2009 (as amended, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;

WHEREAS, the Credit Agreement requires the Additional Pledgor to pledge the Equity Interests described hereto on Schedule 2-S; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;

NOW, THEREFORE, IT IS AGREED:

1.     Guaranty and Collateral Agreement.  By executing and delivering this Supplement, the Additional Pledgor, as provided in Section 9.13 of the Guaranty and Collateral Agreement, hereby becomes a party to the Guaranty and Collateral Agreement as an Obligor thereunder (if not already a party thereto as an Obligor thereunder) with the same force and effect as if originally named as an Obligor therein, and without limiting the generality of the foregoing, hereby pledges and grants a security interest in (a) the Equity Interests described or referred to in Schedule 2-S and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any, (vi) all books and records relating to any of the Property referred to in this definition and (vii) all proceeds of any of the foregoing (collectively, the “Collateral”).  Upon execution of this Supplement, such securities will constitute “Pledged Securities” for purposes of the Guaranty and Collateral Agreement with the same force and effect as if originally listed on Schedule 2 thereto and, without limiting the generality of the foregoing, the Additional Pledgor hereby expressly assumes all obligations and liabilities of a Pledgor thereunder and expressly grants to the Administrative Agent, for the benefit of the Guaranteed Creditors, a security interest in all Collateral owned by such Additional Pledgor to secure all of such its obligations and liabilities thereunder.  The information set forth in Schedule 2-S hereto is hereby added to the information set forth in Schedule 2 to the Guaranty and Collateral Agreement.  The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.

Annex II - 1

2.     Governing Law.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:
Name:
Title:

Annex II - 2

Exhibit A

Acknowledgment and Consent

The undersigned hereby acknowledges receipt of a copy of the Debtor-In-Possession Guaranty and Collateral Agreement dated as of October 6, 2009 (the “Guaranty Agreement”), made by the Obligors parties thereto for the benefit of BNP Paribas, as Administrative Agent and others.  The undersigned agrees for the benefit of the Administrative Agent and the Guaranteed Creditors as follows:

1.     The undersigned will be bound by the terms of the Guaranty Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.     The terms of Sections 6.02 and 6.04 of the Guaranty Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.02 or Section 6.04 of the Guaranty Agreement.

[NAME OF ISSUER]

By:
Title:

Address for Notices:

Fax:

*	This consent is necessary only with respect to any Issuer which is not also an Obligor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by an Obligor.

Exhibit A - 1

Schedule 1

NOTICE ADDRESSES OF OBLIGORS

Aurora Oil & Gas Corporation
4110 Copper Ridge Drive, Suite 100
Traverse City, MI  49684
Attention:  Chief Financial Officer

Hudson Pipeline & Processing Co., LLC
3220 Racquet Club Drive
Traverse City, MI  49684
Attention:  Chief Financial Officer

Schedule 1 - 1

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledged Securities:

Owner	Issuer	Percentage Owned	Percentage Pledged	Class of Stock	No. of Shares	Certificate No.
Aurora Oil & Gas Corporation	Hudson Pipeline & Processing Co., LLC	93.6%	93.6%	Limited Liability Company Membership Interests	500 and 460 units	001 and 015

Pledged Notes:

Issuer	Payee	Principal Amount

Schedule 2 -1

Schedule 3

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF
EXECUTIVE OFFICE

(1)	Legal name of the Obligor:	Aurora Oil & Gas Corporation

	Address:	4110 Copper Ridge Drive, Suite 100 Traverse City, MI 49684
	All other names and trade names that the Borrower has used in the last five years:	None

	Jurisdiction of organization:	Utah

	Organizational number:	608892-0142

	Taxpayer identification number:	87-0306609

	Location of chief executive office/sole place of business for last five years:	None

(2)	Legal name of the Obligor:	Hudson Pipeline & Processing Co., LLC

	Address:	3220 Racquet Club Drive Traverse City, MI 49684
	All other names and trade names that the Borrower has used in the last five years:	None

	Jurisdiction of organization:	Michigan

	Organizational number:	B0008T

	Taxpayer identification number:	20-1359069

	Location of chief executive office/sole place of business for last five years:	Traverse City, MI

Schedule 3 - 1

Schedule 4

LIST OF ALL OBLIGOR ACCOUNTS

Aurora Oil & Gas Corporation:

1.	Concentration Account:
J.P. Morgan Chase Bank

2.	Disbursement Account:
J.P. Morgan Chase Bank

3.	Investment Account:
Charles Schwab

4.	Concentration Account:
NW Bank

5.	Disbursement Account:
NW Bank

6.	Sweep Account:
NW Bank

7.	Money Market Account:
NW Bank

Hudson Pipeline & Processing Co., LLC:

1.	Concentration Account:
J.P. Morgan Chase Bank

Schedule 4 - 1

2.	Charles Schwab

3.	NW Bank

4.	NW Bank

Schedule 4 - 2